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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

WE CONSENT TO THE INCORPORATION BY REFERENCE IN THIS REGISTRATION STATEMENT OF AVIS RENT A CAR, INC. ON FORM S-8 OF OUR REPORTS DATED JANUARY 29, 1998 (MARCH 23, 1998 AS TO NOTE 19), APPEARING IN AND INCORPORATED BY REFERENCE IN THE ANNUAL REPORT ON FORM 10-K OF AVIS RENT A CAR, INC. FOR THE YEAR ENDED DECEMBER 31, 1997.

/S/ DELOITTE & TOUCHE LLP

NEW YORK, NEW YORK
JULY 17, 1998